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                                                                     EXHIBIT 4.1
                           CHURCH & DWIGHT CO., INC.

                        1994 INCENTIVE STOCK OPTION PLAN
                       Adopted by the Board of Directors
                               December 21, 1994


   The 1994 Incentive Stock Option Plan is hereinafter set forth and is incorporated by reference in the individual Stock Option Agreements.

                          SECTION I - PLAN PROVISIONS

1.1 PURPOSE: The purpose of the 1994 Incentive Stock Option Plan (the "Plan") is to provide long-term incentive compensation to Key Management Employees of Church & Dwight Co.. Inc. (the "Company") whose performance can make a substantial contribution to the long-term growth and prosperity of the Company. The Plan is designed to encourage existing Key Management Employees to increase the long-term value of the Company to its stockholders by affording such employees opportunities to become stockholders and thereby to share the risks and rewards which accompany such status.

1.2 ADMINISTRATION: The 1994 Incentive Stock Option Plan Committee of the Board of Directors (the "Committee") will have exclusive responsibility and authority to administer and interpret the provisions of this Plan. The Committee shall record its proceedings under the Plan.

1.3 ELIGIBILITY: All full-time Key Management Employees of the Company and its Subsidiaries are eligible to receive awards under the Plan.

1.4 AWARDS: Subject to approval of the Board of Directors, from time to time, the Committee may make awards to such Key Management Employees as it may select (the "Participants") on whatever terms it deems appropriate in a particular case and not inconsistent with the Plan. Each award shall consist of a non-qualifying option (an option other than an option subject to the provisions of Section 422A of the Internal Revenue Code of 1986, ie. an Incentive Stock Option), to purchase a stated number of shares of the Company's common stock (the "Stock"). The Date of Grant shall be the date on which the Committee acts to make the award or such later date as it specifies when it makes the award. The Company hereby reserves 1,000,000 total shares of its authorized but unissued Stock for issuance pursuant to the exercise of all options.

1.5 OPTIONS: (a) Each Option shall have an option price at least equal to the fair market value of the Stock on the Date of Grant, as determined by the Committee; shall expire on the tenth anniversary of the Date of Grant; shall be exercisable by the Participant during his/her lifetime only by him/her; shall be transferable by the Participant only by will or under the laws of descent and distribution and shall be exercisable during its term as determined by the Committee. Each Option shall be evidenced by an option agreement in writing stating the price, term and method of exercise of the option, the number of shares of Stock as to which the Option is granted, the disposition of the Option to the extent unexercised upon the termination of the Participant's employment by the Company, and such other terms as the Committee may deem

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appropriate and not inconsistent with the Plan. Upon the forfeiture of an
Option it may be granted to another Participant.

         (b) The Option need not be exercised in sequential order.


                       SECTION 2 - ADDITIONAL DEFINITIONS

2.1 ACCELERATION DATE: Shall mean the (i) date of death of Participant while in the employ of the Company; or (ii) day immediately preceding the date of the closing of any transaction resulting in the acquisition of a controlling interest in the Company by an Outsider either by purchase of assets of the Company or by the acquisition of a Controlling Stock Interest or by merger or consolidation, subject nevertheless to all of the other conditions contained in
Section 3.4 hereof.

2.2 BOARD: shall mean the Board of Directors of Church & Dwight Co., Inc.

2.3 CONTROLLING STOCK INTEREST: shall be ownership of more than 50 percent of the voting stock of the Company or a corporation which may acquire the assets of the Company whether by purchase, merger, consolidation or otherwise.

2.4 GROUP LEVEL: shall mean the level, as determined by the Committee and subject to approval by the Board, at which a Participant contributes to the overall results of the Company's operations.

2.5 KEY MANAGEMENT EMPLOYEE: shall include all executive officers and senior managers of the Company and may include such other employees who, in the opinion of the Committee and subject to approval of the Board, contribute significantly to the overall operating results of the Company.

2.6 OPTION: shall mean an option to purchase a stated number of shares of the Stock.

2.7 OUTSIDER: shall be any party not owning or controlling more than 50 percent of the shares of voting stock of the Company on the Date of Grant.

2.8 RETIREMENT: shall be retirement in accordance with the provisions of an established retirement plan of the Company or retirement as authorized by a special resolution of the Committee and such retirement shall constitute a termination of employment for purposes of Section 3.4 hereof.

2.9 SALARY MIDPOINT: shall mean the midpoint of the salary range established by the Company for a specific job description.

2.10 SUBSIDIARY: shall mean any domestic or foreign corporation, at least 50 percent of the voting power of which is owned directly or indirectly by the Company.

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                        SECTION 3 - TERMS AND CONDITIONS

The Committee's exclusive power and authority to administer and interpret the Plan, as provided in Section 1.2 thereof, is a continuing power which is not exhausted by being once exercised, and the Plan shall be in all respects subject and subordinate to the Committee's interpretation as to the meaning and effect of the provisions hereof or of any omissions herein with respect to any matter.

3.1 NUMBER OF OPTION SHARES GRANTED: The number of shares of the Stock for which an option is to be granted to each Participant hereunder shall be determined by use of a formula as follows:

         A. Each Participant shall be classified according to a designated Group Level as determined by the Committee subject to the approval of the Board.

         B. The average Salary Midpoint for all Participants of each Group Level shall be determined.

         C. The average Salary Midpoint shall be multiplied by a multiple provided for each Group Level which shall be determined annually by the Committee, and subject to the approval of the Board at its discretion, to determine the total dollar value of the Stock for which an Option is to be granted in the Group Level.

         D. The total dollar value of the Stock is then divided by the fair market value of the Stock on the Date of Grant to determine the number of Option shares for which an Option is to be granted for each Participant.

3.2 EXERCISE OF OPTION - GENERAL: (a) An Option granted under the Plan may be exercised by delivery to the Secretary or any Assistant Secretary of the Company of written notice of election to exercise, signed by the Participant or by the legal representative or legatee or distributee of a deceased Participant, specifying the number of shares with respect to which the Option is being exercised and specifying a date, which shall be a business day not less than seven (7) nor more than fifteen (15) days after delivery of such notice to the Company, on which date the Company shall deliver, or cause to be delivered to the Participant, or to his or her legal representative, legatee or distributee, a certificate or certificates for the number of shares specified against receipt of the entire purchase price therefor.

         (b) The Participant shall have no rights of a stockholder with respect to such shares until such shares are issued and delivered as herein provided.

3.3 EXERCISE OF OPTION - VESTING: The right to exercise an Option is limited as hereinafter provided:

         (a) An Option may be exercised as hereinafter provided only to the extent that it has become vested as provided herein.

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     (b) Unless as otherwise provided by the Committee, an Option shall vest to the extent of 100 percent of the shares of Stock covered by the Option on the third anniversary of the Date of Grant, provided that the Participant shall have been continuously employed by the Company or a Subsidiary from the Date of Grant to such anniversary thereof as may be applicable.

     (c) Upon the Acceleration Date any Options held by such Participant which have not yet vested, shall immediately vest as follows:

     100% for a Participant who on the Acceleration Date shall have been continuously employed by the Company or a Subsidiary for the Preceding five years or more;

     80% for a Participant who on the Acceleration Date shall have been continuously employed by the Company or a Subsidiary for the preceding four years or more but less than five years;

     60% for a Participant who on the Acceleration Date shall have been continuously employed by the Company or a Subsidiary for the preceding three years or more but less than four years;

     -0- for a Participant who on the Acceleration Date shall have been employed by the Company or a Subsidiary for less than three years.

3.4 EXERCISE OF OPTION - TIME LIMITS: (a) An Option shall terminate in all respects on, and no exercise as to any shares covered by an Option shall be honored on or after the expiration of ten years from the Date of Grant thereof.

     (b) An Option may be exercised, to the extent it is vested, at any time.

     (c) If an Option is not exercised for all shares of Stock as to which the Option has vested, it shall be exercised only in blocks of 100 shares or more except that for the purpose of purchasing all of the shares as to which an Option has vested at the time of exercise. The Option may be exercised for the entire balance of shares as to which such Option has then vested. The holder of more than one vested and outstanding Option may exercise such Options concurrently for the purpose of obtaining blocks of 100 shares or more.

     (d) Unless as otherwise provided by the Committee if a Participant's employment is terminated for any reason other than the Participant's death, or retirement with the consent of the Company, any Option held by such Participant, to the extent that such Option or Options have become vested under Subsection 3.3(b) or 3.3(c) hereof prior to, or on the date of, such termination of Participant's employment, shall be exercisable to the extent so vested within but only within the period of one month next succeeding such termination of Participant's employment. Any such Option not exercised as aforesaid shall terminate.

     (e) An Option held by a Participant who dies while in the employ of the Company or a Subsidiary or who retires with consent of the Company shall, to the extent that such Option or Options have become vested under Subsections 3.3(b) or 3.1(c) hereof prior to or on the date

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of such Participant's death or Retirement, be exercisable by his/her legal representative, legatee or distributee, or by such retired Participant, within but only within the period of one year next succeeding such Participant's death or Retirement as aforesaid and then only to the extent of such vesting. Any such Option not exercised as aforesaid shall terminate.

3.5 EXERCISE OF OPTION - OTHER CONDITIONS: (a) Except as provided above or by the Committee, no Option may be exercised unless the Participant is in the employ of the Company or a Subsidiary on the date of delivery to the Company of the Participant's written notice of election to exercise the Option pursuant to Subsection 3.2(a) hereof and unless Participant shall have been continuously employed by the Company or a Subsidiary from the Date of Grant of the Option to the date of delivery of said written notice. Anything herein to the contrary notwithstanding, employment shall be deemed to have ceased on the date specified by the Company whether or not the Participant shall thereafter receive severance pay or other benefits or render additional services to the Company, provided nevertheless that for all purposes of the Plan a Participant's employment by the Company shall be considered as continuing during the period of any authorized leave of absence unless the authorization provides otherwise.

     (b) The shares to be purchased upon exercise of an Option shall be paid for in full at the time of such exercise. Proceeds derived from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     (c) It is a condition of the grant, acceptance or exercise of an Option that no claim or cause of action for loss of any benefits under the Plan or any individual agreement thereunder shall accrue to the Participant by reason of any termination of employment whether by reason of Retirement or for any other reason including discharge with or without cause.

     (d) Any attempted transfer, assignment, pledge, hypothecation or other form of change of ownership of an Option otherwise than by will or by the laws of descent and distribution shall be an invalid transaction. The Company shall have no obligation to issue shares or to make any payment pursuant to such invalid transaction, and the Committee may in its discretion terminate the Option which is the subject of such invalid transaction. Any attempted levy of attachment or like proceeding on such Option shall be null and void.

3.6 NON-TRANSFERABILITY OF SHARES: The shares purchased upon the exercise of any Option granted under the Plan shall be acquired only for the purpose of investment and not for the purpose of, or with a view to, or in connection with, any public offering of such shares. The Participant shall agree that he/she will not, within a period of one year after the date on which shares are issued to him/her upon the exercise of the Option, make any transfer or other disposition of such shares without the written consent of the Committee. The provisions of this paragraph shall not prevent (a) the sale or other disposition of such shares subsequent to the death of such Participant, or (b) the pledge or hypothecation at any time by such Participant of such shares with a lending institution upon the terms and conditions at the time in use by such institution, including but not limited to, terms and conditions permitting such institution to realize by sale or otherwise, upon such shares held as security for such pledge or hypothecation. The provisions of this paragraph 3.6 shall not apply to the transfer of shares subsequent to the Acceleration Date defined in Section 2.l(ii).

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3.7 DILUTION AND OTHER CHANGES: (a) The Committee shall adjust the number of shares and types of securities subject to Options and the exercise price of the Options as may be appropriate to prevent the dilution of Participant's rights or to preserve the Company's position in the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization. The determination of the Committee as to any adjustments shall be binding upon the Participants and their legal representatives.

     (b) If at any time prior to the expiration or complete exercise of an Option, the Company shall be consolidated with, or merged into, any other corporation, lawful provision shall be made as part of the terms of each such consolidation or merger, so that there may thereafter be purchased upon the exercise of such Option, in lieu of each share of Stock remaining under Option, but at the same option price, the same kind and amount of securities or property (including in such terms, stock of any class or classes or cash) as may be issuable, distributable or payable upon such consolidation or merger with respect to each share of stock (of the class called for by such Option) of the Company outstanding immediately prior to such consolidation or merger; provided, however, that the Committee may require that the exercise of the Option under the provisions of this Subsection 3.7(b) must be made within 120 days after the effective date of the consolidation or merger of the Company and provided further that the Option may be exercised only to the extent it had vested before or on such effective date or, if applicable, the Acceleration Date described in Subsection 3.3(c) above.